UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2014

PACIRA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35060	51-0619477
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5 Sylvan Way, Suite 100, Parsippany, New Jersey 07054

(Address of principal executive offices) (Zip Code)

(973) 254-3560

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry Into a Material Definitive Agreement.

On April 8, 2014, Pacira Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 1,600,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Shares were sold to the public at a price of $64.00 per share, and the Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $60.16 per share. After underwriting discounts and commissions and estimated offering expenses, the Company expects to receive net proceeds of approximately $96.0 million from the Offering.  The Company granted the Underwriters a 30-day option to purchase an aggregate of 240,000 additional shares of Common Stock on the same terms and conditions as the Shares.

The Shares will be issued pursuant to an automatically effective shelf registration statement on Form S-3 (the “Registration Statement”) that the Company filed with the Securities and Exchange Commission (the “SEC”) on April 7, 2014 (File No. 333-195099).  A prospectus supplement relating to the Offering has been filed with the SEC.  The closing of the Offering is expected to occur on or about April 14, 2014.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the document which is attached hereto as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion and consent of Perkins Coie LLP relating to the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01.                                        Other Events.

On April 8, 2014, the Company issued a press release announcing the pricing of the Offering, a copy which is attached hereto as Exhibit 99.1.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement, dated April 8, 2014, among Pacira Pharmaceuticals, Inc. and Jefferies LLC, Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule I thereto.

5.1	Opinion of Perkins Coie LLP.
23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1).
99.1	Press Release, dated April 8, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacira Pharmaceuticals, Inc.

Date: April 9, 2014	By:	/s/ James Scibetta
James Scibetta
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1

Underwriting Agreement, dated April 8, 2014, among Pacira Pharmaceuticals, Inc. and Jefferies LLC, Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule I thereto.

5.1	Opinion of Perkins Coie LLP.
23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1).
99.1	Press Release, dated April 8, 2014.